Jennison Natural Resources Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102



	January 26, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Jennison Natural Resources Fund,
Inc.
 File No. 811-5206


Ladies and Gentlemen:

Enclosed please find the Semi-Annual Report on Form N-
SAR for Jennison Natural Resources Fund, Inc. for the six-month period ended November 30, 2007. The Form N-SAR was filed using the EDGAR system.



Very truly yours,


s/s Jonathan D.
Shain
Jonathan D.
Shain
Assistant
Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 26th day of January 2007.







Jennison Natural Resources Fund, Inc.





Witness:  s/s Paul R. Hymas 					     By: s/s Jonathan D. Shain
   Paul R. Hymas		  	      		     Jonathan D.Shain
   						     	     Assistant Secretary